UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of report (Date of earliest event reported): December 4, 2018 ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2018, the Board of Directors (the "Board") of Royal Caribbean Cruises Ltd. (the "Company") appointed Stephen R. Howe Jr., retired U.S. Chairman and Managing Partner of Ernst & Young ("EY"), to serve as a director of the Company, effective immediately.

Mr. Howe served as EY's U.S. Chairman and Managing Partner and Americas Area Managing Partner and was a member of EY's Global Executive Board from 2006 until his retirement on December 1, 2018. While leading EY in the U.S. and the Americas, he was executive sponsor for the firm's focus on diversity and inclusiveness.  Prior to 2006, Mr. Howe was the Managing Partner of EY's Financial Services Office and led client service teams for a number of global financial institutions. He was with EY for over 35 years.  Mr. Howe is also a member of the Board of Trustees of Carnegie Hall and the Board of the Peterson Institute for International Economics.

The Board has determined that Mr. Howe is an independent director under the New York Stock Exchange listing standards and under the Company's corporate governance principles.  For his services as an independent director, Mr. Howe will receive the same fees and compensation as other non-management directors for similar services. A description of the fees and compensation paid to non-management directors of the Company is set forth under the section entitled "Director Compensation for 2017" in the Company's definitive proxy statement filed on April 23, 2018, which section is incorporated by reference herein.

EY provides consulting services to the Company, primarily related to its Excalibur program.  The fees related to such services totaled approximately $52,000,000 from January 1, 2018 to December 1, 2018, and approximately $18,000,000 during the year ended December 31, 2017.  EY does not serve as the Company's independent auditor.  As noted above, Mr. Howe retired from EY as of December 1, 2018.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Mr. Howe's appointment, the Board amended the By-Laws of the Company, effective immediately, to provide that the Board shall consist of between ten and thirteen directors.  With Mr. Howe's appointment, the Board now consists of thirteen directors.

The foregoing description of the amendment to the By-Laws of the Company is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Amended and Restated By-Laws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits.

(d)            Exhibits

Exhibit 3.1 - Amended and Restated By-Laws

Exhibit 99.1 – Press release dated December 4, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	December 6, 2018	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein
		Title:	Senior Vice President, General Counsel & Secretary